EXHIBIT 99.1

Merrimack Pharmaceuticals, Inc. Announces Stockholder Approval of Plan of Dissolution

And Cash Liquidating Dividend Amount of $15.10 Per Share of Common Stock

Cambridge, MA, May 10, 2024 /Business Wire/ – Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK) (“Merrimack” or the “Company”) announced that the stockholders at a Special Meeting held today overwhelmingly approved adopting a Plan of Dissolution. Following that announcement, the Board of Directors declared a liquidating cash dividend in the amount of $15.10 per share. The dividend is expected to be paid on or about May 17, 2024. Merrimack’s Common Stock will trade on NASDAQ through May 17, 2024 and will delist from NASDAQ on May 20, 2024.

“We appreciate shareholder support for the plan of dissolution and the opportunity to fulfill our commitment to return milestone proceeds to the shareholders” said Gary Crocker, CEO and Chairman of Merrimack’s Board of Directors.

It is also possible that any distribution could be followed in the future by additional distributions, if it is determined that any reserved amounts no longer need to be reserved. Also, although not anticipated currently, additional amounts could be distributed in the event additional milestones are achieved under the Ipsen and Elevation Oncology agreements.

ABOUT MERRIMACK

Merrimack Pharmaceuticals, Inc. is a biopharmaceutical company based in Cambridge, Massachusetts that is entitled to receive up to $450.0 million in contingent milestone payments related to its sale of Onivyde® to Ipsen S.A. in April 2017. Merrimack received $225 million of these potential milestone payments which were tied to the first line metastatic pancreatic ductal adenocarcinoma potential indication on March 27, 2024. The remaining contingent milestone payments consist of $150 million tied to the small cell lung cancer potential indication and $75 million tied to other potential applications Ipsen may elect to pursue. These contingent milestone payments would be payable by Ipsen upon approval by the U.S. Food and Drug Administration (“FDA”) of Onivyde for certain additional clinical indications. Merrimack’s agreement with Ipsen does not require Ipsen to provide Merrimack with any information on the progress of Onivyde clinical trials that is not publicly available. Merrimack is also entitled to receive up to $54.5 million in contingent milestone payments related to its sale of anti-HER3 programs to Elevation Oncology (formerly 14ner Oncology, Inc.) in July 2019.

FORWARD LOOKING STATEMENTS

Any statements made in this press release relating to future financial, business, conditions, plans, prospects, impacts, shifts, trends, progress, or strategies and other such matters, including without limitation, Merrimack’s proposed Dissolution pursuant to its proposed Plan of Dissolution, the timing of filing of the Certificate of Dissolution, the amount, number, and timing of liquidating distributions, if any, to its stockholders, the amount of reserves, and similar statements, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “might,” “show,” “adjourn,” “hold,” “approve,”

“receive,” “determine,” “file,” “describe,” “entitle,” “present,” “solicit,” “continue,” “conduct,” “reduce,” “report,” “seek,” “conserve,” “distribute,” “dissolve,” “encourage,” “discontinue,” “terminate,” “wind down,” “additional,” “announce,” “anticipate,” “believe,” “sufficient,” “estimate,” “expect,” “intend,” “plan,” “potential,” “will,” “evaluate,” “aim,” “meet,” “support,” “look forward,” “develop,” “promise,” “provide,” “necessary,” “appropriate,” “affirmative,” “opportunity,” “reduce,” “suggest,” and similar expressions and their variants, as they relate to Merrimack or any of Merrimack’s partners, or third parties, may identify forward-looking statements. Merrimack cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time, often quickly, and in unanticipated ways. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include; the amount of proceeds that might be realized from the sale or other disposition of any remaining Merrimack assets; the application of, and any changes in, applicable tax and other laws, regulations, administrative practices, principles and interpretations; the ability of the Merrimack Board to abandon, modify or delay implementation of the proposed Dissolution, even after stockholder approval; the Company’s ability to settle, make reasonable provision for or otherwise resolve its liabilities and obligations, including the establishment of an adequate contingency reserve; and the uncertain macroeconomic and political environment.

In addition to forward-looking statements regarding the proposed Plan of Dissolution, Merrimack’s forward-looking statements include, among others, (i) Merrimack’s rights to receive payments related to certain future milestone events or whether such milestones will be achieved, if at all, or whether Ipsen and Elevation Oncology will resume efforts under the remaining programs for which milestone payments may occur, (ii) substantial risks and uncertainties about pre-clinical and early-stage clinical trial results does not ensure that later stage or larger scale clinical trials will be successful as, for example, these additional indications for which milestone payments could occur may not demonstrate promising therapeutic effect or appropriate safety profiles in current or later stage or larger scale clinical trials as a result of known or as yet unanticipated side effects; (iii) the results achieved in later stage trials may not be sufficient to meet applicable regulatory standards or to justify further development; (iv) problems or delays may arise prior to the initiation of planned clinical trials, during clinical trials or in the course of developing, testing, or manufacturing that could lead Ipsen and Elevation Oncology and their partners and collaborators to fail to initiate or to discontinue development; (v) even if later stage clinical trials are successful, unexpected concerns may arise from subsequent analysis of data or from additional data; (vi) obstacles may arise or issues may be identified in connection with review of clinical data with regulatory authorities; (vii) regulatory authorities may disagree with Ipsen and Elevation Oncology’s view of the data or require additional data or information or additional studies; (viii) the planned timing of initiation and completion of future clinical studies, if any, are subject to the ability of each of Ipsen and Elevation Oncology, respectively, to enroll patients, enter into agreements with clinical trial sites and investigators, and overcome technical hurdles and other issues related to the conduct of the trials for which each of them is responsible; (ix) each of Ipsen and Elevation Oncology are subject to the risk that they may not successfully commercialize these development programs; and (x) press releases and other public statements by Ipsen and Elevation Oncology may contain forward-looking statements. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Annual Report on Form 10-K filed with the SEC on March 7, 2024, any subsequent quarterly report on Form 10-Q filed by Merrimack and the other reports Merrimack files with the Securities and Exchange Commission.

Contact

Tim Surgenor

ir@merrimack.com

2